BRIDGE LOAN AGREEMENT

          THIS BRIDGE LOAN AGREEMENT ("Loan Agreement") is dated as of September 7, 2007, by and between CYPHEREDGE TECHNOLOGIES, INC., a Delaware corporation, having an office at 13810 SE Eastgate Way, Bldg. 1, Suite 160, Bellevue, Washington, 98005 (the "Company"), and MISTRAL VENTURES, INC., a Nevada corporation, having an office at Suite 809, 4438 West 10th Avenue, Vancouver, BC, Canada V6J 1M7 ("Lender").

W I T N E S S E T H

          WHEREAS, the Company wishes to induce Lender to loan to the Company, and Lender is willing to loan to the Company, subject to the terms and conditions set forth herein, Five Hundred Thousand (US$ 500,000) United States Dollars.

          NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.      LOAN. Subject to the terms and conditions set forth herein, Lender shall loan to the Company One Million (US $1,000,000) United States Dollars (the "Loan"), by delivery of such amount to the Company in U.S. funds by wire transfer to an account designated by the Company, in one installment.

          2.      MUTUAL DELIVERIES. Upon the delivery by Lender of the Loan proceeds as provided in Section 1 above, the Company shall deliver to Lender the original or execution copies of the following instruments and agreements duly executed by the Company (collectively the "Agreements"):

(i)	this Bridge Loan Agreement;
(ii)	a Secured Promissory Note in the form annexed hereto as Exhibit A; and
(iii)	a Security Agreement in the form annexed hereto as Exhibit “B”.

          3.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Lender that:

                    (a)      The Company has the corporate power and authority to enter into the Agreements and to perform its obligations thereunder. The execution and delivery by the Company of the Agreements and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company. The Agreements have been and will be duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                    (b)      The execution, delivery and performance by the Company of the Agreements and the consummation of the transactions contemplated thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Company which breach or default could reasonably be expected to have a material adverse effect on the Company.

                    (c)      The Company is in material compliance with all applicable laws, regulations, judgments, decrees and orders material to the conduct of its business.

                    (d)      Excluding the proceeding against Esmond Goei, there is no pending or, to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of the Agreements or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

                    (e)      No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under the Agreements or the taking of any action contemplated hereunder or thereunder.

                    (f)      The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation. The Company is duly qualified and licensed and in good standing as a corporation in each jurisdiction in which its current ownership or leasing of any properties or its ownership or leasing of any properties or the character of its operations as currently conducted requires such qualification or licensing, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company has all power and authority, and has obtained all necessary authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies necessary to own or lease its properties and conduct its business other than those authorizations, approvals and such other documents the lack of which could not reasonably be expected to have a material adverse effect on the Company.

                    (g)      The execution, delivery and performance of the Agreements by the Company and the consummation of the transactions contemplated thereby will not: (i) violate any provision of the Company's corporate formation documents, (ii) violate, conflict with or result in the material breach of any of the terms of, result in a material modification of the effect of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties of the Company are bound, or (iv) to the Company's knowledge, violate any statute, law or regulation.

          4.      REPRESENTATIONS AND WARRANTIES OF LENDER. Lender hereby represents and warrants to the Company that:

                    (a)      Lender has the corporate power and authority to enter into this Loan Agreement and to perform its obligations hereunder. The execution and delivery by Lender of this Loan Agreement and the consummation by Lender of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Lender. This Loan Agreement has been duly executed and delivered by Lender and constitutes valid and binding obligations of Lender, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                    (b)      The execution, delivery and performance by Lender of this Loan Agreement and the other Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on Lender.

                    (c)      There is no pending, or to the knowledge of Lender, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Loan Agreement or the other Agreements.

                    (d)      No consent or approval of, or exemption by, or filing with, any party of governmental or public body or authority is required in connection with the execution, delivery and performance under this Loan Agreement or the other Agreements or the taking of any action contemplated hereunder or thereunder.

          5.      COVENANTS OF THE COMPANY. The Company covenants and agrees that, so long as the Note shall be outstanding, except as otherwise required under the Agreements the Company shall:

                    (a)      Promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits, or upon any of its property, before the same shall become in default as well as all lawful material claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that it shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

                    (b)      Pay, or cause to be paid, all material debts and perform, or cause to be performed, all material obligations promptly and in accordance with the respective terms thereof.

                    (c)      Implement and maintain a standard system of accounting in accordance with generally accepted accounting principles ("GAAP").

                    (d)      Provide to Lender the following:

(i)

as soon as available after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as at the end of that fiscal year and the related statement of earnings, stockholders' equity and changes in financial position of the Company for such fiscal year, in accordance with GAAP and audited by independent certified public accountants of recognized standing; and

(ii)

as soon as available and in any event within ninety (90) days after the end of each of the first three quarters of each fiscal year (commencing the quarter ending June 30, 2007), an unaudited consolidated balance sheet of the Company as of the end of that quarter, and the related unaudited statement of earnings of the Company for the period from the beginning of that fiscal year to the end of that quarter, certified by the principal financial officer of the Company as having been prepared in accordance with GAAP, subject to normal year-end adjustments.

                    (e)      Do, or cause to be done, all things that may be necessary to:

(i)	maintain its due organization, valid existence and good standing under the laws of its state of formation;
(ii)	preserve and keep in full force and effect all qualifications, registrations and licenses in those jurisdictions in which the failure to do so could or would have a material adverse effect;
(iii)	maintain its power or authority to carry on its business as now conducted; and
(iv)

use its best efforts to keep available the services of its key present employees and agents and maintain its current relations with suppliers, customers, distributors and joint venture partners (subject to the business judgment of executive management).

                    (f)      At all times maintain, preserve, protect and keep material property used and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and from time to time make all needful and proper repairs, renewals, replacements, betterment and improvements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

                    (g)      Keep adequately insured all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations.

                    (h)      At all reasonable times upon Lender's request and upon advance notice to the Company and for good reason, permit representatives designated by Lender to have access to the books and records relating to the operations and procedures of the Company (subject to execution of confidentiality undertakings).

                    (i)      Not assume, guaranty or otherwise, directly or indirectly, become liable or responsible for the obligations of any other person or entity, except for 75% or greater owned subsidiaries, for the purpose of paying or discharging the obligations of such person or entity unless such guarantees relate to the business of the Company, are incurred in the ordinary course of its business and do not exceed in the aggregate $10,000.

                    (j)      Not consolidate with or merge with or into any entity.

                    (k)      Not sell, lease, transfer, exchange or otherwise dispose of any material part of its properties and assets except in the ordinary course of business.

                    (l)      Use the Loan for general corporate purposes subject to approval by Lender, which approval shall not be unreasonably withheld or delayed.

          6.      ASSIGNMENT. The Agreements may be assigned by Lender provided the Company shall have given its written consent to any such assignment, which consent will not be unreasonably withheld. If there is a conflict between this provision and any provision of the Agreements, this provision shall govern.

          7.      NOTICES. Notices and other communications provided for herein shall be in writing and shall be addressed as follows:

If to the Company:	Cypheredge Technologies, Inc.
13810 SE Eastgate Way, Bldg 1, Suite 160
Bellevue, Washington 98005
Attention: James Linkous, President and CEO
Fax No.: (425) 373-4610

If to Lender:	Mistral Ventures, Inc.
Suite 809, 4438 West 10th Avenue
Vancouver, BC, Canada V6J 1M7
Attention: John Xinos, President and CEO
Fax No.:

or to such other address as a party may from time to time designate in writing in accordance with this section. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given, when delivered if delivered by hand, when transmission confirmation is received if telecopied, three (3) business days after mailing if mailed, and two (2) business days after deposit with an overnight courier service if delivered by overnight courier. Notwithstanding the foregoing, if a notice or other communication is actually received after 5:00 p.m. at the recipient’s designated address, such notice or other communication shall be deemed to have been given the later of (i) the next business day or (ii) the business day on which such notice or other communication is deemed to have been given pursuant to the immediately preceding sentence.

          8.      SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Loan Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Loan Agreement. If any such invalidity, unenforceability or illegality of a provision of this Loan Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Loan Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Loan Agreement generally.

          9.      EXECUTION IN COUNTERPARTS. This Loan Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Loan Agreement.

          10.      COSTS. The Company shall pay all fees and disbursements (including reasonable attorneys’ fees) of the Lender with respect to the enforcement of the Agreements.

          11.      GOVERNING LAW. THIS AGREEMENT AND THE VALIDITY AND ENFORCEABILITY HEREOF SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED IN THE STATE AND FEDERAL COURTS SITTING IN THE COUNTY OF NEW YORK, CITY AND STATE OF NEW YORK (THE "NEW YORK COURTS"). EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE NEW YORK COURTS FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY TERM THE LOAN AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE NEW YORK COURTS, OR SUCH NEW YORK COURTS ARE IMPROPER OR AN INCONVENIENT VENUE FOR SUCH PROCEEDING.

          IN WITNESS WHEREOF, the parties have executed this Bridge Loan Agreement as of the date first written above.

CYPHEREDGE TECHNOLOGIES, INC.

By:  /s/ James Linkous
        Name: James Linkous
        Title: President and CEO

MISTRAL VENTURES, INC.

By: /s/ John Xinos
       Name: John Xinos
       Title: President and CEO